(614) 464-5607



                               July 1, 1994



VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Bob Evans Farms, Inc.
              Commission File No. 0-1667
              CIK No.: 0000033769

Gentlemen:

         On behalf of Bob Evans Farms, Inc. (the "Company"), and in accordance with Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended, and Regulation S-T, we are enclosing herewith for filing definitive copies of the Letter to Stockholders, Notice of Annual Meeting of Stockholders, Proxy Statement and form of Proxy (collectively, the "Proxy Materials"), to be furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1994 Annual Meeting of Stockholders (the "Annual Meeting"), scheduled to be held on Monday, August 8, 1994. Pursuant to Rule 14a-6(m), we are also enclosing herewith a completed copy of the Schedule 14A information page. In accord-ance with Rule 901(d) of Regulation S-T, the Company will be submitting to the Commission a paper copy of the Proxy Materials and the Schedule 14A information page. Each document will contain the legend required by Rule 901(d)(2).

         In accordance with Rules 304(d) and 311 of Regula-tion S-T, the Company has previously delivered to the Commission one fully-executed copy and two conformed copies of Form SE pursuant to which the Company filed the performance graph that is to appear in the Proxy Statement.

         In accordance with Rule 14a-6(i)(1), the amount of $125.00 has been wire transferred to the account of the Commission at Mellon Bank on behalf of the Company.

         The Company was not required to file preliminary copies of the Proxy Materials since the only proposals to be presented to the stockholders for their consideration at the Annual Meeting will be (1) the election of three Class II Directors to serve for terms of three years each; and (2) the approval of the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan (the "1994 Plan"). The 1994 Plan is included as Exhibit A to the Proxy Statement. The shares of Common Stock subject to the Plan will be registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-8 as soon as practicable after the Annual Meeting, assuming the 1994 Plan is approved by the Company's stockholders.

         The Proxy Materials and the Annual Report to Stock-holders for the fiscal year ended April 29, 1994 (the "Annual Report") will be mailed to the stockholders of the Company beginning on July 1, 1994. In addition, in accordance with Rule 14a-3(c), seven (7) copies of the Annual Report will be submitted to the Commission.

         If you have any questions with respect to the enclosed materials, please do not hesitate to call me at (614) 464-5607.

                             Very truly yours,



                             Elizabeth Turrell Farrar

ETF:i
Enclosures
cc:  Bob Evans Farms, Inc.
     G. Robert Lucas II, Esq.

                          SCHEDULE 14A INFORMATION


              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                              Bob Evans Farms, Inc.
              (Name of Registrant as Specified In Its Charter)

                              Bob Evans Farms, Inc.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ________________________________________________________


         2) Aggregate number of securities to which transaction applies:

         ________________________________________________________


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ________________________________________________________

         4) Proposed maximum aggregate value of transaction:

         ________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ________________________________________________

         2) Form, Schedule or Registration Statement No.:

         ________________________________________________

         3) Filing Party:

         ________________________________________________

         4) Date Filed:

         ________________________________________________

                     [BOB EVANS FARMS, INC. LETTERHEAD]

                       ANNUAL MEETING OF STOCKHOLDERS

                         To be held August 8, 1994

                                                     July 1, 1994

To Our Stockholders:

         I take pleasure in inviting you to our Annual Meeting of Stockholders, which will be held on Monday, August 8, 1994, at 4:00 p.m., Eastern Daylight Time, at The Shelter House on the Company Farm, at Rio Grande, Ohio. The farm is located on State Route 588, approximately 12 miles north of Gallipolis, Ohio.

         The matters to be considered and acted upon at this year's Annual Meeting include the following:

         1. The election of three Class II directors to serve for terms of three years each.

         2. The consideration of and vote upon a proposal to approve the Bob Evans Farms, Inc. 1994 Long Term
              Incentive Plan.

         3. The consideration of the reports to be laid before the Annual Meeting or any adjournment or adjourn-ments thereof.

         4. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


         At the Annual Meeting, we will also report to you on our operations during the past year and our plans for the future.

         The close of business on June 17, 1994, has been fixed as the record date for determination of stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or adjournments thereof. The transfer books will not be closed.

         The formal Notice of the Annual Meeting and the Proxy Statement follow. After reading the Proxy Statement, please promptly fill in, sign and return to us the enclosed proxy to ensure that your shares will be represented at the Annual Meeting. Your vote is important to the Company and your Board recommends that you vote "FOR" Proposal 1, the election as directors of the Company of all persons named in the Proxy Statement as nominees, and "FOR" Proposal 2, the approval of the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan.

         Last year more than 82% of the Company's shares were represented in person or by proxy at the Annual Meeting. The
Company appreciates this interest on your part.

         We hope to see many of you in person at the Annual
Meeting. There will be a social hour beginning at 3:00 p.m. Soft drinks and sandwiches will be served and we hope you will take this opportunity to become acquainted with the officers and directors of your Company. If you cannot attend in person, please fill in, sign and return your proxy.

                             Sincerely,



                             Daniel E. Evans
                             Chairman of the Board
                             (Chief Executive Officer)

                           BOB EVANS FARMS, INC.
                               P.O. Box 07863
                            Columbus, Ohio 43207


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              Columbus, Ohio
                                                                July 1, 1994

To the Stockholders of
Bob Evans Farms, Inc.:

              NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Bob Evans Farms, Inc. (the "Company") will be held at The Shelter House, Bob Evans Farms, Rio Grande, Ohio (approximately 12 miles north of Gallipolis, Ohio, on State Route No. 588) on Monday, August 8, 1994, at 4:00 p.m., Eastern Daylight Time, for the following purposes:

              (1)            To elect three Class II directors to
                             serve for terms of three years each.

              (2)            To consider and vote upon a proposal
                             to approve the Bob Evans Farms, Inc.
                             1994 Long Term Incentive Plan.

              (3)            To consider the reports to be laid
                             before the Annual Meeting or any
                             adjournment or adjournments thereof.

              (4)            To transact such other business as
                             may properly come before the Annual
                             Meeting or any adjournment or
                             adjournments thereof.

              Stockholders of record at the close of business on June 17, 1994, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

              A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, at the offices of the Company, 3776 South High Street, Columbus, Ohio 43207, from July 29, 1994 until the Annual Meeting.

                                            By Order of the Board of Directors,



                                            Daniel E. Evans
                                            Chairman of the Board
                                            (Chief Executive Officer)



                           BOB EVANS FARMS, INC.
                               P.O. Box 07863
                            Columbus, Ohio 43207
                               (614) 491-2225

                                                                July 1, 1994

                              PROXY STATEMENT

              This Proxy Statement and the accompanying proxy are being mailed on or about July 1, 1994, to all stockholders of Bob Evans Farms, Inc. (the "Company") of record at the close of business on June 17, 1994, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") scheduled to be held on Monday, August 8, 1994, or at any adjournment or adjournments thereof. The Annual Meeting will be held at 4:00 p.m., Eastern Daylight Time, at The Shelter House, Bob Evans Farms, Rio Grande, Ohio (approximately 12 miles north of Gallipolis, Ohio on State Route No. 588).

              A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. Stockholders of the Company may use their proxies if they are unable to attend the Annual Meeting in person or wish to have their shares of Common Stock, par value $.01 per share (the "Common Shares"), voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any stockholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

              The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Officers and employees of the Company may solicit proxies by further mailing, by telephone or by personal contact without receiving any additional compensation therefor. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Common Shares of the Company not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such Common Shares.

              The Annual Report of the Company for the fiscal year ended April 29, 1994 (the "1994 fiscal year"), including financial statements, is enclosed with this Proxy Statement.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

              Only stockholders of record at the close of business on June 17, 1994, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At June 17, 1994, the Company had outstanding 42,156,005 Common Shares entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

              Under the rules of the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to abstain on a proposal presented for stockholder approval or to withhold authority to vote for one or more nominees for election as a director of the Company. In accordance with Delaware law and the Company's By-Laws, Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Abstentions are counted as present for quorum purposes; however, the effect of an abstention on the proposal to approve the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan is the same as a "no" vote.

              The election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions by the tenth day before the Annual Meeting. However, the proposal to approve the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan is "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on this item. Such "broker non-votes" will not be considered as votes entitled to be cast in determining the outcome of the proposal to approve the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan.

              At June 17, 1994, no person was known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

              The following table sets forth certain information with respect to the Company's Common Shares beneficially owned by each of the nominees for election as a director of the Company, by each of the continuing directors of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, as of June 17, 1994:

                        Amount and Nature of Beneficial Ownership(1)
                                   Common Shares Which
                                        Can be Acquired
Name of Beneficial                      Upon Exercise of
Owner or Number of      Common Shares   Options Exercisable          Percent of
Persons in Group        Presently Held  Within 60 Days     Total     Class(2)
Larry C. Corbin(3)(4)       31,702       5,493           37,195      (5)

Daniel E. Evans(4)(6)      593,172(7)  113,883          707,055      1.7%

J. Tim Evans(6)            595,944(8)    4,107          600,051      1.4%

Daniel A. Fronk(6)          16,205       4,107           20,312      (5)

G. Robert Lucas II(6)        7,327(9)    4,107           11,434      (5)

Cheryl L. Krueger(6)            44(10)   2,054            2,098      (5)

Stewart K. Owens(3)(4)     209,309       6,733           216,042     (5)

Robert E. H. Rabold(3)         513        -0-            513         (5)

Robert S. Wood(6)        1,445,618(11)    -0-         1,445,618     3.4%

Roger D. Williams(4)        30,968(12)   4,960           35,928     (5)

Howard J. Berrey(4)         28,635       4,960           33,595     (5)

All directors and
  executive officers
  as a group
  (15 persons)      2,986,261(13)          163,804     3,150,065     7.4%



<F1> Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share.

<F2> The percent of class is based upon the sum of 42,156,005
    Common Shares outstanding on June 17, 1994, and the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of June 17, 1994.

<F3> Nominee for election as a director of the Company.

<F4> Executive officer of the Company named in the Summary
    Compensation Table.

<F5> Represents ownership of less than 1% of the outstanding
    Common Shares of the Company.

<F6> Continuing director of the Company.

<F7> Includes 9,506 Common Shares held by the wife of Mr. Evans,
    1,646 Common Shares held by the wife of Mr. Evans as custodian for her son and 37,362 Common Shares held by Evans Enterprises, Inc. In his capacity as Chairman, Chief Executive Officer and sole shareholder of Evans Enterprises, Inc., Mr. Evans may be deemed to have sole voting and investment power with respect to the Common Shares held by that corporation.

<F8> Includes 133,388 Common Shares held by the wife of Mr.
    Evans.

<F9> Includes 370 Common Shares held by Mr. Lucas as custodian for the benefit of his daughter, 370 Common Shares held by Mr. Lucas as custodian for the benefit of his son, 3,167 Common Shares held by Mr. Lucas in a KEOGH plan for the benefit of Mr. Lucas and 400 Common Shares held in the William B. Lucas Trust with respect to which Mr. Lucas serves as trustee and exercises sole voting and investment power.

<F10>     Includes 44 Common Shares held by the husband of
         Ms. Krueger.

<F11>     Includes 133,333 Common Shares held by the wife of Mr. Wood and 838,419 Common Shares held by the wife of Mr. Wood in her capacity as trustee of certain trusts with respect to which Mr. Wood has neither voting nor investment power.

<F12>     Includes 340 Common Shares held by Mr. Williams as custodian for the benefit of his son and 340 Common Shares held by Mr. Williams as custodian for the benefit of his daughter.

<F13>     Includes Common Shares held by the spouses and children of certain executive officers and directors, Common Shares held by custodians for the children of certain executive officers and directors and Common Shares held by spouses of certain executive officers and directors in their capacities as trustees of certain trusts. See notes (7) through (12).


                           ELECTION OF DIRECTORS

         Directors of the Company are elected at the Annual Meeting. There are currently nine members of the Board of Directors. Pursuant to the By-Laws of the Company, the directors have been divided into three classes of three directors each. Class I directors currently serve until the Annual Meeting in 1996, Class II directors currently serve until the Annual Meeting in 1994, and Class III directors currently serve until the Annual Meeting in 1995 (in each case until their respective successors are duly elected and qualified). At the Annual Meeting, three Class II directors will be elected for three year terms.

         The Board of Directors has designated the three nominees listed below for election as Class II directors of the Company for terms expiring in 1997. The Common Shares represented by the enclosed proxy, if returned duly executed and not properly revoked, will be voted as specified thereon, or if no instructions are given, for the Board's nominees; however, the persons designated as proxies reserve full discretion to vote the Common Shares represented by the proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected to the Board.

         Under Delaware law and the Company's By-Laws, the three nominees for election as Class II directors receiving the greatest number of votes will be elected as Class II directors.

         The following table sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue after the Annual Meeting, and certain information with respect to each nominee and director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Name, Age and Year                     Principal Occupation for Past
Became Director;                       Five Years and Other Information
Positions and Offices
with the Company

               NOMINEES - TERMS TO EXPIRE IN 1997 (Class II)

Larry C. Corbin, age                   Senior Group Vice President -
52; Senior Group Vice                  Restaurant Operations Group of the
President - Restaurant                 Company since January, 1994.  Group
Operations Group of the                Vice President - Business Development
Company; Director since                from 1990 to December, 1993, Executive
1981.                                  Vice President, Operations and
                                       Development, Restaurant Division,
                                       from 1988 to 1990, Senior Vice
                                       President, Operations and
                                       Development, Restaurant Division,
                                       from 1987 to 1988, and Senior Vice
                                       President, Operations, Restaurant
                                       Division, from 1974 to 1987, of the
                                       Company.

Stewart K. Owens, age
39; Executive Vice
President and Chief
Operating Officer of
the Company; Director
since 1987.                           Executive Vice President and Chief
                                      Operating Officer of the Company
                                      since January, 1994.  Group Vice
                                      President -Food Products of the
                                      Company from 1990 to December, 1993.
                                      President and Chief Operating Officer
                                      of Owens Country Sausage, Inc., a
                                      subsidiary of the Company, since
                                      1984.

Robert E. H. Rabold,
age 55; Director since
1994. (1)                            Chairman, President and Chief
                                     Executive Officer of Motorists Mutual
                                     Insurance Company and its various
                                     subsidiaries, Columbus, Ohio;
                                     Chairman, President and Chief
                                     Executive Officer of American
                                     Hardware Mutual Insurance Company and
                                     its various subsidiaries, Columbus,
                                     Ohio, since 1993.

[FN]
_______________________

<F1> Mr. Rabold was appointed to the Board of Directors of the
    Company on June 10, 1994, to fill the vacancy created by the resignation of Lawrence E. Carroll.

        CONTINUING DIRECTORS - TERMS TO EXPIRE IN 1995 (Class III)

Daniel E. Evans, age
57; Chairman of the
Board, Chief Executive
Officer and Secretary
of the Company;
Director since 1957.                    Chairman of the Board, Chief
                                        Executive Officer and Secretary of
                                        the Company.  Mr. Evans is the first
                                        cousin of J. Tim Evans.

J. Tim Evans, age 67;
Director since 1957.                    Director of the Company.  Mr. Evans
                                        is the first cousin of Daniel E.
                                        Evans.


Robert S. Wood, age 66;
Director since 1957.                    Director of the Company.  Vice
                                        Chairman from 1990 to 1992, and
                                        Executive Vice President and Chief
                                        Operating Officer, Restaurant
                                        Division, and Vice President, Sausage
                                        Division, from 1974 to 1990, of the
                                        Company.

         CONTINUING DIRECTORS - TERMS TO EXPIRE IN 1996 (Class I)

Daniel A. Fronk, age
58; Director since
1981. Senior Executive Vice President and Board Member of The Ohio Company, an investment banking firm, Columbus, Ohio. (2)

Cheryl L. Krueger, age
42; Director since
1993. President and Chief Executive Officer of Cheryl & Co., a manufacturer and retailer of gourmet foods and gifts, Columbus, Ohio.


G. Robert Lucas II, age
50; Director since
1986.
Partner in Vorys, Sater, Seymour and
                                      Pease, Attorneys at Law, Columbus,
                                      Ohio, since 1990.  Prior thereto, he
                                      was of counsel to Vorys, Sater,
                                      Seymour and Pease beginning in 1988.
                                      (3)
[FN]
_______________________

<F2> The Ohio Company rendered various investment banking ser-
    vices to the Company during the Company's 1994 fiscal year, and continues to do so.

<F3> Vorys, Sater, Seymour and Pease is general counsel to the
    Company. It rendered legal services to the Company during the Company's 1994 fiscal year, and continues to do so.

         Daniel E. Evans, a director of The Sherwin-Williams Company and National City Corporation, is the only nominee or continuing director who is also a director of any other company with a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or which is otherwise subject to the reporting requirements of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

         The Company's Board of Directors has standing Audit,
Compensation and Stock Option Committees.  There is no standing
Nominating Committee or committee performing similar functions.

         The Audit Committee consists of Messrs. J. Tim Evans,
Daniel A. Fronk and G. Robert Lucas II. The Audit Committee reviews the services performed and to be performed by the Company's principal accountant, the cost of such services and the quarterly financial statements of the Company. The Audit
Committee met three times during the 1994 fiscal year.

         The Compensation Committee consists of Messrs. J. Tim Evans, Daniel A. Fronk and G. Robert Lucas II and Ms. Cheryl L. Krueger. The Compensation Committee reviews and recommends to the Board of Directors of the Company the salaries, bonuses and other cash compensation to be paid to executive officers of the Company and the other non-stock-based benefits to be received by such executive officers. The Compensation Committee met five times during the 1994 fiscal year.

         The Stock Option Committee consists of Messrs. J. Tim Evans, Daniel A. Fronk, G. Robert Lucas II and Robert S. Wood. The Stock Option Committee administers the Company's stock option plans pursuant to which employee stock options are granted, selects or nominates for selection those eligible employees who may participate in each stock option plan (where selection is required) and prescribes the terms of any stock options granted under the stock option plans. The Stock Option Committee met three times during the 1994 fiscal year.

         The Board of Directors had a total of seven meetings during the 1994 fiscal year. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board on which he or she served during the period he or she served.

         REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
COMMITTEE   OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 14 shall not be incorporated by reference into any such filings.

Administration

         The Company's compensation policies for its executive officers are administered by two committees of the Board of Directors -- the Compensation Committee and the Stock Option Committee. All members of each committee are non-employee directors. The compensation policies are intended to enhance the financial performance of the Company by aligning the financial interests of the Company's executive officers with those of its stockholders.

         The primary components of executive compensation are base salary, cash bonus and longer-term incentives such as stock option grants. The Compensation Committee recommends to the Board of Directors the salaries and bonuses of the executive officers and the Stock Option Committee administers the stock option plans pursuant to which employee stock options are granted. In addition, the salary and bonus components of executive compensation are reviewed for competitiveness in relation to a group of companies in the restaurant and food products businesses by independent consultants specializing in executive compensation. It is not known whether the group used by the executive compensation consultants is the same group as that included in the performance graph on page 14 of this Proxy Statement.

         The Company is currently formulating a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company has begun to review its existing compensatory plans in light of the proposed regulations issued by the Internal Revenue Service on December 15, 1993 for the purpose of giving guidance about how to qualify compensatory plans so as to satisfy the "performance-based compensation" exception to the applicability of Section 162(m); however, such review has not been completed and no determination has been made as to whether the Company will attempt to qualify its existing compensatory plans for the "performance-based compensation" exclusion. As noted in the section entitled "PROPOSAL TO APPROVE THE BOB EVANS FARMS, INC. 1994 LONG TERM INCENTIVE PLAN -- Federal Income Tax Consequences -- Other Matters," the proposed Bob Evans Farms, Inc. 1994 Long Term Incentive Plan is intended to satisfy the requirements for a "performance-based compensation" plan. The Company expects to complete its review of its other compensatory plans as well as the other compensation payable to its executive officers in light of the provisions of
Section 162(m) and any regulations which may have promulgated thereunder next year and appropriate disclosure will be included in next year's Proxy Statement as to the conclusions reached and actions to be taken.

Overall Philosophy

         The Company has adopted a Total Compensation System which is intended to provide executive officers with a competitive salary, while at the same time emphasizing the bonus and long-term components of total compensation. All management employees of the Company (including the five executive officers named in the Summary Compensation Table) have been placed in one of 18 pay grades, each pay grade being commensurate with the duties undertaken by each such employee. Each pay grade is assigned a minimum, midpoint and maximum salary range as well as a minimum, midpoint and maximum total compensation range. The dollar amounts comprising the minimum, midpoint and maximum ranges were derived by Company personnel, working with executive compensation consultants, from comparisons to companies in similar lines of business with the Company as published in compensation surveys.

Base Salary

         Historically, the Company has paid base salaries to its executive officers in a range toward the minimum of salaries paid by other similarly situated companies, relying on year-end bonuses to keep total compensation competitive. Salaries for the Company's executive officers at the beginning of the 1994 fiscal year were at or near the minimum range in each pay grade. During the 1994 fiscal year, a decision was made to increase the base salary component of total compensation for executive officers to make salaries more competitive with those paid by the Company's competitors and to move salaries toward the midpoint of the range in each pay grade. In October, 1993, therefore, the Compensation Committee met and approved management's recommendation to increase the base salaries of the executive officers, including Daniel E. Evans and the four other executive officers named in the Summary Compensation Table, to levels nearer the midpoint of their respective pay grades.

Bonuses

         At the beginning of the 1994 fiscal year, each executive officer agreed upon written goals to be accomplished by him or her during the fiscal year. Different goals were set for each executive officer--some involving overall Company performance (such as performance of the Common Shares, increase in net income, increase in sales and cost savings) and some specific to the performance of the particular executive officer (such as personnel management, financial presentations and community service). Each goal was weighted (the total weighing of all goals adding to 100%) and at the end of the fiscal year, each executive officer was graded by one or more of his or her peers. Based on the grades received by each executive officer and the subjective evaluations of the Compensation Committee and the person to whom such executive officer reports, bonuses were awarded to each executive officer.

         The performance of Daniel E. Evans was evaluated on the same basis as the performance of the other four executive officers named in the Summary Compensation Table. That is, goals were set at the beginning of the fiscal year and Mr. Evans was graded with respect to each such goal. Mr. Evans' bonus for 1994 is reflective of the decision of the Compensation Committee that he exceeded his goals during fiscal 1994 and that his performance merited the bonus received.

Stock Option Plans

         In contrast to salary and bonuses, stock option grants are tied directly to stock price performance. The Stock Option Committee grants incentive stock options ("ISOs") under stockholder-approved stock option plans with an exercise price equal to the market value of the Company's Common Shares on the date of grant. If there is no appreciation in the market value of the Company's Common Shares, the options are valueless.

         In addition, grants of non-qualified stock options ("NQSOs") are made to fund the Company's Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded plan, the purpose of which is to retain key employees by providing retirement benefits in excess of benefits available under qualified retirement plans. While the exercise price of the NQSOs is less than the market value of the Company's Common Shares on the date of grant, benefits under the SERP will not reach their actuarially assumed values if the Company's Common Shares do not appreciate at a predetermined rate. No future adjustments to or grants of NQSOs will be made to match actual values of the NQSOs with the assumed value of such NQSOs at the date of grant.

         At the 1992 Annual Meeting, the stockholders of the Company approved the Company's Nonqualified Stock Option Plan (the "Nonqualified Plan"). The purpose of the Nonqualified Plan is to use grants of NQSOs to fund benefits earned under the SERP. During the 1994 fiscal year, the Stock Option Committee made grants of NQSOs to executive officers (including Daniel E. Evans) in amounts determined to be necessary to fund benefits accrued under the SERP during the 1993 fiscal year, given the years of service and current compensation of each participant. It is anticipated that the Stock Option Committee will make additional grants of NQSOs annually to meet the funding requirements of the SERP.

         In October, 1993, the Stock Option Committee approved the grant of ISOs to certain key employees, including the five executive officers named in the Summary Compensation Table. Each ISO was granted at the fair market value of the Company's Common Shares on the date of grant and is exercisable in 20% per year increments beginning on the date of grant. The number of ISOs granted to each executive officer named in the Summary Compensation Table increased substantially from the number granted in 1990. The Stock Option Committee felt this increase was justified when it compared the number of options historically granted to executive officers of the Company to those granted by other companies of similar size and in similar lines of business.

Other Compensation

         Each of the executive officers listed in the Summary Compensation Table participates in the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan (the "401K Plan"). In 1994, the Board of Directors voted to contribute $3,015,000 to the 401K Plan. Each participant in the 401K Plan received a pro rata share of this contribution and a pro rata share of forfeitures reallocated to participants (such pro rata share, in each case, based upon such participant's eligible compensation). In addition, each participant had the option of contributing up to 7% of his or her compensation (up to a maximum contribution of $8,994) to the 401K Plan. In cases where participants made voluntary contributions to the 401K Plan, the Company contributed $0.25 for each $1.00 of voluntary contributions.

Submitted By:

Compensation Committee Members    Stock Option Committee Members

G. Robert Lucas II, Chairman      Daniel A. Fronk, Chairman
J. Tim Evans                      J. Tim Evans
Daniel A. Fronk                   G. Robert Lucas II
Cheryl L. Krueger                 Robert S. Wood





       COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS
                         AND INSIDER PARTICIPATION

         G. Robert Lucas II, who is a partner in the law firm of Vorys, Sater, Seymour and Pease, which rendered legal services to the Company during the Company's 1994 fiscal year and continues to do so, serves as a member of the Compensation Committee and of the Stock Option Committee of the Company's Board of Directors. Daniel A. Fronk, who is Senior Executive Vice President and a Board Member of The Ohio Company, which rendered various investment banking services to the Company during the Company's 1994 fiscal year and continues to do so, also serves as a member of the Compensation Committee and of the Stock Option Committee.
J. Tim Evans, who held various positions as an officer of the Company until his retirement in 1981, also serves as a member of the Compensation Committee and of the Stock Option Committee. Robert S. Wood, who held various positions as an officer of the Company until his retirement in 1992, also serves as a member of the Stock Option Committee.


             COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

         The following table summarizes, for the fiscal years ended April 29, 1994, April 30, 1993 and April 24, 1992, cash compensation paid by the Company to, as well as certain other compensation paid or earned for those years by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in all capacities in which they served.

                        SUMMARY COMPENSATION TABLE

                               Annual Compensation           Long Term Compensation

                                                             Awards
                                                           Securities
Name and                                                   Underlying       All Other
Principal              Fiscal    Salary      Bonus          Options/       Compensation
Position                Year     ($)(1)       ($)           SARs (#)        ($)(3)(4)
Daniel E. Evans:       1994     $307,834    $358,669      30,676(2)         $2,770
 Chairman of the       1993     $236,300    $360,000      83,253(2)         $2,678
 Board, Chief          1992     $215,400    $319,141        -0-                --
 Executive Officer
 and Secretary

Stewart K. Owens:      1994     $164,896    $186,070       16,055(2)         $2,770
 Executive Vice        1993     $120,800    $173,000        5,425(2)         $2,678
 President and Chief   1992     $110,000    $156,948           -0-              --
 Operating Officer

Larry C. Corbin:       1994     $157,734    $177,422        11,228(2)         $2,770
 Senior Group Vice     1993     $120,800    $173,000        15,625(2)         $2,678
 President-            1992     $110,400    $156,948           -0-                --
 Restaurant
 Operations Group

Roger D. Williams:     1994     $146,934     $164,400         10,050(2)         $2,945
 Senior Group Vice     1993     $110,000     $173,000          8,928(2)         $3,256
 President - Food      1992     $100,000     $156,948            -0-                --
 Products/Marketing/
 Purchasing/Technical
 Services Group

Howard J. Berrey:      1994     $125,307      $146,500         12,065(2)         $2,945
 Group Vice            1993     $110,000      $137,000         15,603(2)         $3,256
 President of          1992     $100,000      $120,326             -0-              --
 Real Estate -
 Construction &
 Engineering Group

________________________

<F1> "Salary" includes director's fees received by Messrs. Evans,
    Owens and Corbin during each of the 1994 and 1993 fiscal years in the amount of $10,800 each and during the 1992 fiscal year in the amounts of $10,400, $10,400, and $10,000, respectively.

<F2> See the table under "Grants of Options."

<F3> In accordance with the transition provisions of the revised rules governing the disclosure of executive compensation adopted by the SEC, amounts of "All Other Compensation" are excluded for the Company's 1992 fiscal year.

<F4> Includes Company contributions to the 401K Plan during the
    1994 and 1993 fiscal years.


Grants of Options

         The following table sets forth information concerning individual grants of options made during the 1994 fiscal year to each of the named executive officers. The Company has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                          Individual Grants
                                                                                                         Potential
                        Number of         %  of                                                     Realizable Value at
                        Securities    Total Options                                               Assumed Annual Rates of
                        Underlying      Granted to                                                Stock Price Appreciation
                         Options       Employees in     Exercise     Market      Expiration         for Option Term (1)
Name                   Granted(#)(1)   Fiscal Year    Price($/Sh)  Price($/Sh)       Date           0%       5%      10%
Daniel E. Evans         10,676(2)        17.3%        $ 8.69       $17.375      (2)                 $92,721   $174,839  $320,098
                        20,000(3)(4)      2.4%        $19.00       $19.00       10/28/98            $     0   $104,987  $231,994

Stewart K. Owens         1,055(2)         1.7%        $ 8.69       $17.375       (2)                $ 9,163   $ 41,582  $175,878
                         8,800(3)(4)        1.1%      $19.00       $19.00        10/28/98           $     0   $ 46,194  $102,077
                         6,200(4)(5)        0.7%      $20.187      $20.187       04/14/99           $0        $ 34,579  $ 76,411

Larry C. Corbin          2,428(2)         3.9%        $ 8.69       $17.375          (2)             $21,087   $ 50,748  $117,242
                         8,800(3)(4)        1.1%      $19.00       $19.00        10/28/98           $     0   $ 46,194  $102,077

Roger D. Williams        1,250(2)         2.0%        $ 8.69       $17.375          (2)             $10,856   $ 40,530  $142,322
                         8,800(3)(4)        1.1%      $19.00       $19.00        10/28/98           $     0   $ 46,194  $102,077

Howard J. Berrey         3,265(2)         5.3%        $ 8.69       $17.375          (2)             $28,357   $ 68,244  $157,662
                         8,800(3)(4)        1.1%      $19.00       $19.00        10/28/98           $     0   $ 46,194  $102,077

________________________

<F1>      The amounts reflected in this table represent certain
         assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation in the price of the Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

<F2>      These are non-qualified stock options ("NQSOs") granted
         under the Nonqualified Plan to fund and settle benefits earned under the SERP. These NQSOs are intended to encourage executive officers to remain in the employ of the Company until retirement and to provide them with a supplemental retirement benefit. The NQSOs become exercisable when the executive officer attains age 55 and has completed 10 years of service with the Company or attains age 62 while employed by the Company, whichever is earlier, upon the death of the executive officer or upon the occurrence of a change in control of the Company (subject to the limitation that they be exercised within three months following the change in control or the restrictions on exercisability again apply). No NQSOs may be exercised, however, for a period of six months following the date of grant. If an executive officer terminates employment with the Company for any reason other than death or retirement, his NQSOs will be forfeited unless the Stock Option Committee of the Company's Board of Directors permits the exercise of the NQSOs. The NQSOs expire on the date which is five years after the earlier of the date the executive officer attains age 65 or the date of his death. The Potential Realizable Values of the NQSOs assume an expiration date of five years after each executive officer attains age 65.

<F3>      These options were granted on October 29, 1993 and become
         exercisable in 20% per year increments beginning on the date of grant.

<F4>      If the Company liquidates or dissolves, or is a party to a merger or consolidation in which the Company is not the surviving corporation, other than a merger or consolidation involving only a change in the state of incorporation or an internal reorganization not involving a change in underlying ownership, the options become fully exercisable for a period of 30 days prior to the effective date of the transaction and terminate on such effective date. If the executive officer leaves the employment of the Company for any reason, including death, the portion of the options then exercisable may be exercised for a period of three months following the termination of employment, subject to the term of the options.

<F5>      This option was granted on April 15, 1994 and becomes
         exercisable in 20% per year increments beginning on the date of grant.

Option Exercises and Holdings

              The following table sets forth certain information with respect to options exercised during the 1994 fiscal year by each of the named executive officers and unexercised options held as of the end of the 1994 fiscal year by such executive officers.

>

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES
                          Number of                                   Number of
                         Securities                             Securities Underlying               Value of Unexercised
                         Underlying                             Unexercised Options at            In-the-Money Options at
                           Options             Value               Fiscal Year-End(#)             Fiscal Year-End($)(1)(2)
Name                     Exercised(#)     Realized($)(1)      Exercisable     Unexercisable     Exercisable     Unexercisable
Daniel E. Evans           4,136            $28,575            101,662         16,000            $1,197,213       $36,000

Stewart K. Owens           997             $ 7,137              6,733         18,480            $   49,957      $ 97,087

Larry C. Corbin           1,496            $10,709              5,493         25,093            $   48,639      $226,992

Roger D. Williams         1,320            $ 9,780              4,960         17,218            $   42,260      $134,766

Howard J. Berrey          1,320            $ 9,450              4,960         25,908            $   42,260      $237,250

__________________________

<FN1>      All values are shown pre-tax and are rounded down to the
         nearest whole dollar.

<F2>      Based on the 1994 fiscal year-end closing price of $21.25
         per Common Share.

Compensation of Directors

              Each director who is not a salaried officer of the Company receives a monthly fee of $1,800 (and an additional $400 for each committee meeting attended), and each director who is a salaried officer of the Company receives a monthly fee of $900. If a director does not attend a scheduled meeting of the Board of Directors, he or she will have $450 deducted from the amount of the monthly fee he or she would have received for the month of such meeting. Each director is reimbursed for out-of-pocket expenses incurred in attending meetings. The Company maintains a life insurance policy with a death benefit of $50,000 on behalf of each director of the Company.

              Directors of the Company who are not employees of the Company or of any of its subsidiaries (the "Nonemployee
Directors") also receive grants of non-qualified stock options under the Bob Evans Farms, Inc. 1989 Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan"). The Nonemployee Directors Plan provides that the aggregate number of Common Shares for which options may be granted is 73,333. The Nonemployee Directors Plan provides for the automatic grants of options for 3,080 Common Shares effective June 16, 1989, options for 5,133 Common Shares effective May 1, 1991, and options for 5,133 Common Shares effective on May 1, 1996, to each person who was or is a Nonemployee Director on the applicable date. Each person who was not a member of the Board on May 1, 1991, who is subsequently elected to the Board prior to May 1, 1996, and who is a Nonemployee Director will automatically receive options to purchase 5,133 Common Shares effective on the date of the first meeting of the Board after his or her election. Each person who was not a member of the Board on May 1, 1996, who is subsequently elected to the Board prior to May 1, 2001, and who is a Nonemployee Director will automatically receive options to purchase 5,133 Common Shares effective on the date of the first meeting of the Board after his or her election. The exercise price per share of each option will be equal to the fair market value of a Common Share on the date of grant and will automatically be adjusted to reflect stock dividends and stock splits. Options become exercisable over a period of time and have terms of five years.


Severance Arrangements

              From February, 1989 through September, 1990, the Company entered into agreements with the five executive officers named in the Summary Compensation Table. These agreements, which are substantially identical, had initial terms ending on April 30, 1990 and April 30, 1991 (which were, and will continue to be, automatically extended for one year periods unless either party gives notice of his or its decision not to renew) and provide that in the event of the executive officer's termination of employment under certain circumstances during the 36-month period (the "Effective Period") following a "change of control" of the Company, the executive officer will be entitled to certain severance benefits. Prior to such change of control, the executive officer will remain an employee at will of the Company.

              Each agreement will terminate automatically on the death or retirement of the executive officer to whom it relates, and may be terminated at the option of the Company upon disability of the executive officer or for "cause" (as that term is defined in the agreement) or, at the option of the executive officer, for other than "good reason," in all of which cases no additional severance payments, other than accrued compensation and benefits customarily paid to employees in such circumstances, will be due the executive officer.

              If the executive officer terminates the agreement during the Effective Period for "good reason," or, if the Company terminates the agreement during such period for any reason other than for "cause" (as that latter term is defined in the agreement) or as a result of the executive officer's death, retirement or disability, the Company will be obligated to pay the executive officer his base salary and prorated bonus through the date of termination and (A) to make a lump-sum payment to the executive officer equal to 2.99 times the average annual compen-sation (including salary and bonus) which was payable to the executive officer for the five taxable years ending prior to the date on which the change of control occurred; (B) to continue health and life insurance and other employee welfare benefit plans for the executive officer and his family for a period of 36 months following the date of termination; (C) to allow the executive officer to exercise in full any stock options held by the executive officer which were not fully exercisable on the termination date; and (D) to pay to the executive officer in one lump sum in cash, at the executive officer's normal retirement age, an amount equal to the actuarial equivalent of the retirement pension to which the executive officer would have been entitled under such retirement plan had he accumulated 36 additional months of continuous service after the termination date. As of April 29, 1994, the amount of the lump-sum payment to Messrs. Evans, Owens, Corbin, Williams and Berrey would have been approximately $1,417,000, $677,000, $772,000, $679,000 and
$597,000, respectively.

              If any portion of the payments and benefits provided for in an agreement would be considered "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, so as to be nondeductible by the Company, then the aggregate present value of all of the amounts and benefits payable to the executive officer to whom such agreement relates will be reduced at the election of the executive officer to the maximum amount which would cause all of the payments and benefits to be deductible by the Company.

              For purposes of each agreement, the executive officer to whom it relates may terminate his employment for "good reason" during the Effective Period if his title, duties, responsibilities, compensation or benefits are reduced, if he is required to relocate or if the agreement is breached by the Company. A "change of control" is defined to include, among other events, the acquisition by any individual, entity or group of stock entitling such individual, entity or group to exercise
20% or more of the voting power of the Company or a change in a majority of the current directors of the Company, unless the election or nomination for election of the successor directors was approved by a vote of at least three-quarters of the incumbent directors.


                             PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return

              The following line graph compares the yearly percentage change in the Company's cumulative total stockholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvest-ment, and (B) the difference between the price of the Company's Common Shares at the end and the beginning of the measurement period; by (ii) the price of the Common Shares at the beginning of the measurement period) against the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the weighted average of the NASDAQ Restaurants and Food Manufacturers Indices (Restaurants are weighted 70% and Food Manufacturers 30% to reflect the Company's business mix) ("NASDAQ Restaurant/Food
Mfg. Peer") for the five year period ended April 29, 1994. Stock prices and dividends of the Company have been adjusted for stock splits and stock dividends.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG BOB EVANS FARMS, INC., S&P 500
                   AND NASDAQ RESTAURANT/FOOD MFG. PEER

              [Performance Graph was submitted under Form SE]

                            PROPOSAL TO APPROVE
                         THE BOB EVANS FARMS, INC.
                       1994 LONG TERM INCENTIVE PLAN


              On April 15, 1994, the Board of Directors of the Company adopted, subject to approval by the stockholders, the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan (the "1994 Plan"). The purpose of the 1994 Plan is to attract and retain outstanding individuals as officers and other key employees of the Company and its subsidiaries and to furnish incentives to such persons by providing them opportunities to acquire Common Shares of the Company on advantageous terms. The 1994 Plan is designed to permit the Company to provide several different forms of benefits to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive benefits. To accomplish this purpose, the 1994 Plan authorizes the grant of incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs") (ISOs and NQSOs are herein referred to collectively as "Stock Options") and Performance Share Awards (Stock Options and Performance Share Awards are herein referred to collectively as "Awards").

              The Company also maintains the 1985 Incentive Stock Option Plan (the "1985 ISO Plan"), the 1987 Incentive Stock Option Plan (the "1987 ISO Plan") and the 1991 Incentive Stock Option Plan (the "1991 ISO Plan") (collectively, the "Prior ISO Plans") under which ISOs may be granted to key employees of the Company and its subsidiaries. As of April 29, 1994, a total of 52,450 Common Shares remained available for the grant of ISOs under the Prior ISO Plans. The Board believes that the number of Common Shares remaining available for the grant of new ISOs under the Prior ISO Plans is not sufficient to satisfy stock option grants which the Company expects to make over the next several years. The Board also believes that the Company should have the flexibility to grant NQSOs and Performance Share Awards as well as ISOs to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive Awards. For these reasons, the Board is recommending the adoption of the 1994 Plan which will make an additional 1,000,000 Common Shares available for the grant of ISOs, NQSOs and Performance Share Awards. The 1,000,000 Common Shares to be reserved for issuance under the 1994 Plan are equal to approximately 2.4% of the Company's outstanding Common Shares as of June 17, 1994. On June 17, 1994, the closing sale price of the Company's Common Shares on the NASDAQ National Market System was $21.75.

              Officers and other full-time employees of the Company and its subsidiaries (collectively, the "Key Employees") selected by the Stock Option Committee will be eligible to receive Stock Options and/or Performance Share Awards under the 1994 Plan. As of the date of this Proxy Statement, no determination has been made regarding the identity of the Key Employees to whom Awards may be made under the 1994 Plan or the number and type of Awards that will be made to any such Key Employee. The Company estimates that approximately 900 employees of the Company and its subsidiaries will be eligible to receive Awards under the 1994 Plan, including the five executive officers named in the Summary Compensation Table.

              The Common Shares covered by the 1994 Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination or cancellation of any Award granted under the 1994 Plan without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, in each case so long as the holder thereof has not received any benefits of ownership of such Common Shares, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or Performance Share Awards under the 1994 Plan.

              The following summary of certain provisions of the 1994 Plan is qualified in its entirety by reference to the copy of the 1994 Plan attached hereto as Exhibit A.


Administration

              The 1994 Plan will be administered by the Stock Option Committee (the "Committee"). None of the members of the Committee is an officer or employee of the Company or of any of its subsidiaries. The Committee will grant Awards under the 1994
Plan, interpret the 1994 Plan and make all determinations necessary for the administration of the 1994 Plan.

              It is the intention of the Committee to make no decisions with respect to the granting of Awards under the 1994 Plan until after the 1994 Plan has been approved by the stockholders. Because the granting of Awards is at the sole discretion of the Committee, the identity of the persons to whom Awards may be granted and the number of Common Shares which may be allocated to any specific individual are not presently determinable.


Duration

              Any grant of an Award under the 1994 Plan must be made before April 14, 2004.

Adjustments

              The 1994 Plan provides for adjustment in the number of Common Shares reserved for issuance under the 1994 Plan and in the number and exercise price of Common Shares covered by each outstanding Award in the event of a stock dividend or stock split and for continuation of Awards or other equitable adjustments in the event of changes in the Common Shares resulting from a reorganization, sale, merger, consolidation or similar occurrence.


Terms of Awards

         Option Exercise Price; Term of Stock Options; Limitations

              The option exercise price of each Stock Option granted under the 1994 Plan will be determined by the Committee and may not be less than 100% of the fair market value of the Company's Common Shares on the date of grant. Fair market value is defined as the last reported sales price of the Company's Common Shares on the relevant date, as reported in the NASDAQ National Market System. The period during which any Stock Option may be exercised will be determined by the Committee, but no Stock
Option may be exercised after the expiration of ten years from the date it is granted.

              Under the 1994 Plan, no Key Employee will be eligible to receive an ISO if, at the time of grant, such Key Employee owns of record and beneficially shares representing more than 10% of the total combined voting power of all classes of stock of the Company unless the option exercise price is at least 110% of the fair market value of the Common Shares covered by the ISO on the date of grant and the option term does not exceed five years. No Key Employee may be granted ISOs under the 1994 Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by such Key Employee during any calendar year under the 1994 Plan and all other stock option plans maintained by the Company and its subsidiaries to exceed $100,000. In addition, during the period in which the 1994 Plan remains in effect, no Key Employee may be granted
Awards under the 1994 Plan covering, in the aggregate, more than 250,000 Common Shares.

         Exercise of Stock Options

              The Committee may provide for the payment of the option exercise price of Common Shares subject to a Stock Option in cash, by delivery of already owned Common Shares of the Company having a fair market value equal to the option exercise price of such Common Shares, or by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the option exercise price. A Stock Option may be exercised only after six months from its grant date. The 1994 Plan contains special rules governing the time of exercise of Stock Options in cases of retirement, death, disability, or other termination of employment. The 1994 Plan also provides that, upon the occurrence of a "Change in Control" (as defined in the 1994 Plan) of the Company, all Stock Options which have been outstanding for at least six months (whether or not then exercisable) will become fully exercisable as of the date of the Change in Control.

         Performance Share Awards

              The Committee may grant Performance Share Awards under which payment may be made in Common Shares, cash or a combination of Common Shares and cash if the performance of the Company or any subsidiary of the Company selected by the Committee meets certain goals established by the Committee. The Committee will determine the performance goals (which may include earnings per share, return on stockholders' equity, return on assets, net income or any other financial or other measure established by the Committee), the length of a performance period, the maximum payment value of a Performance Share Award and the minimum performance required before a payment will be made. The
Committee may revise the goals and the computation of payment to account for unforeseen events which occur during a performance period and which have a substantial effect on the performance of the Company or subsidiary.

              In order to receive payment under a Performance Share Award, the holder thereof must remain in the employ of the Company or a subsidiary until the completion of the performance period, except that the Committee may provide complete or partial exemptions to that requirement as it deems equitable.

         Transferability of Awards

              Each Stock Option and Performance Share Award granted under the 1994 Plan will not be transferable other than by will or the laws of descent and distribution, and Stock Options will be exercisable, during a participant's lifetime, only by the participant or the participant's guardian or legal representative.


Amendments and Discontinuance

              The Committee, with the approval of the Board of Directors, may amend the 1994 Plan from time to time or terminate the 1994 Plan at any time without the approval of the stockholders of the Company except as such stockholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any national securities exchange on which any of the Company's equity securities may then be listed or of the NASDAQ National Market System. No such action may, without the consent of the participant, reduce the amount of any existing Award of such participant or adversely change the terms and conditions thereof.

              The terms and conditions applicable to any outstanding Award may at any time be amended, modified or cancelled, without stockholder approval, by mutual agreement between the Committee and the participant so long as stockholder approval of such amendment, modification or cancellation is not required to satisfy the requirements of Rule 16b-3, to satisfy applicable provisions of the Code or to satisfy any applicable requirements of any stock exchange on which any of the Company's equity securities are then listed or of the NASDAQ National Market
System. The Committee may, at any time and in its sole discretion, declare any or all Stock Options then outstanding under the 1994 Plan to be exercisable, whether or not such Stock Options are otherwise exercisable.


Federal Income Tax Consequences

              Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Stock Options and Performance Share Awards granted under the 1994 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

         ISOs

              In general, a participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the Common Shares of the Company received and the option price is a tax preference item potentially subject to the alternative minimum tax.
However, on the later sale or other disposition of the Common Shares, generally only the difference between the fair market value of the Common Shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

              Upon disposition of Common Shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the Common Shares within two years of the date of grant or within one year from the date of the issuing of the Common Shares to the participant (a "Disqualifying Disposition"), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the Common Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the Common Shares have been held.

              The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of Common Shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying
Disposition.

              If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Common Shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the participant upon the delivery of the previously acquired Common Shares to the Company for the payment of the exercise price. The Common Shares received by the participant, equal in number to the previously acquired Common Shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired Common Shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common Shares received by the participant in excess of the number of previously acquired Common Shares will have a basis of zero and a holding period which commences as of the date the Common Shares are issued to the participant upon exercise of the ISO. If the exercise of an ISO is effected using Common Shares previously acquired through the exercise of an ISO, the exchange of the previously acquired Common Shares will be considered a disposition of such Common Shares for the purposes of determining whether a Disqualifying Disposition has occurred.

         NQSOs

              A participant receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the Common Shares of the Company on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirement.

              Common Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the Common Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Common Shares, the participant will recognize long-term capital gain or loss if the participant has held the Common Shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the Common Shares for one year or less.

              If the holder of an NQSO pays the exercise price, in whole or in part, with previously acquired Common Shares, the holder will recognize ordinary income in the amount by which the fair market value of the Common Shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivery of the previously acquired Common Shares to the Company. The Common Shares received by the holder equal in number to the previously acquired Common Shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired Common Shares. Common Shares received by the holder of the NQSO in excess of the number of previously acquired Common Shares will have a basis equal to the fair market value of such additional Common Shares as of the date ordinary income is recognized. The holding period for such additional Common Shares will commence as of the date of exercise or such other relevant date.

         Performance Share Awards

              The grant of a Performance Share Award will not result in income for the grantee or in a deduction for the Company.
Upon the receipt of Common Shares or cash under a Performance
Share Award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the Common Shares plus any cash received. Income tax withholding will be required.

         Other Matters

              The 1994 Plan is intended to comply with Section 162(m) of the Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." The proposed regulations issued by the Internal Revenue Service under Section 162(m) on December 15,
1993 (the "Proposed IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m).

              The 1994 Plan is intended to satisfy the requirements of the Proposed IRS Regulations. The final regulations under
Section 162(m) are not expected to be issued until at least later this year and the Company cannot predict what requirements the final regulations under Section 162(m) will contain. The Company is seeking stockholder approval of the 1994 Plan in a good faith effort to qualify compensation received thereunder as "performance-based" for purposes of Section 162(m). If such stockholder approval is not obtained, the 1994 Plan will be null and void.


Vote Required

              Stockholder approval of the 1994 Plan will require the affirmative vote of the holders of a majority of the Company's
Common Shares outstanding and entitled to vote on the proposal to approve the 1994 Plan.

              THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 1994 PLAN. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, IN FAVOR OF THE PROPOSAL TO APPROVE THE 1994 PLAN.


                         PROXY STATEMENT PROPOSALS

              Each year the Board of Directors submits its nomina-tions for election as directors at the annual meeting of stock-holders. Other proposals may be submitted by the Board of Directors or stockholders for inclusion in the Proxy Statement for action at each year's annual meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the 1995 Annual Meeting, presently scheduled for August 7, 1995, must be received by the Company on or before March 3, 1995.


INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

              Ernst & Young, which has served as independent certified public accountants for the Company since 1980, has been selected by Management to serve in that capacity for the 1995 fiscal year. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

               REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

              There will be presented at the Annual Meeting the Company's Annual Report for the fiscal year ended April 29, 1994, containing financial statements for such fiscal year and the signed report of Ernst & Young, independent certified public accountants, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material, and Management of the Company does not intend to ask, suggest or solicit any action from the stockholders with respect to such Report.


                               OTHER MATTERS

              As of the date of this Proxy Statement, the only business which Management intends to present at the Annual Meeting consists of the matters set forth in this Proxy State-ment. Management knows of no other matters to be brought before the Annual Meeting by any other person or group.

              If any other matters should properly come before the Annual Meeting, or any adjournment or adjournments thereof, the proxy holders will vote thereon in their discretion, in accordance with their best judgment in light of the conditions then prevailing.

              All proxies received duly executed and not properly revoked will be voted.



              You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice delivered to the Company before the proxy is voted or in person at the Annual Meeting before the proxy is voted
(without affecting any vote previously taken).

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Daniel E. Evans
                                   Chairman of the Board
                                   (Chief Executive Officer)




                BOB EVANS FARMS, INC. 1994 LONG TERM INCENTIVE PLAN


              1. Purpose. The purpose of the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan (the "Plan") is to foster and promote the long-term success of Bob Evans Farms, Inc. (the "Company") and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by officers and other key employees of the Company and its Subsidiaries and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of the operations of the Company is largely dependent.

              2. Administration. The Plan will be administered by a committee (the "Committee") of at least three persons who shall be either the Stock Option Committee of the Board of Directors of the Company or such other committee comprised entirely of "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate. No member of the Committee shall be (a) a current employee of the Company or of any of its Subsidiaries or (b) a former employee of the Company or of any of its Subsidiaries who is receiving compensation for prior services (other than benefits under a tax-qualified retirement or savings plan) or (c) a current or former officer of the Company or of any of its Subsidiaries or (d) receiving remuneration in any capacity other than as a director except as permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and rulings thereunder. The Committee shall interpret the Plan; prescribe, amend and rescind rules and regulations relating thereto; and make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee at a meeting shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without a meeting of the Committee by a writing signed by all of its members. No member of the Board of Directors of the Company or of the Committee shall be liable for any action or determination made in good faith, with respect to the Plan or any Award granted under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determination of the Committee, by execution of instruments in writing in such form as approved by the Committee.

             With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

             3. Participants. Participants in the Plan will consist of such officers and other full-time employees of the Company or any of its Subsidiaries, including those who are directors of the Company, as the Committee in its sole discretion may designate from time to time to receive Awards hereunder. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards, including, without limitation: (a) the financial condition of the Company and its Subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of Participants to the profitability and development of the Company and its Subsidiaries; and
(d) other compensation provided to Participants. During the period in which this Plan remains in effect, no Participant shall be granted Awards under this Plan covering, in the aggregate, more than Two Hundred Fifty Thousand (250,000) Common Shares.

              4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Qualified Stock Options; and (c) Performance Share Awards, all as described below in Sections 6, 7 and 8 hereof.

              5. Common Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of One Million (1,000,000) Common Shares, which may be newly issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any Award granted hereunder without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or other Awards under the Plan so long as the holder thereof has not received any benefits of ownership of such Common Shares; provided, however, that in no event may the number of Common Shares issued under the Plan exceed the total number of Common Shares reserved for issuance hereunder.

              6. Incentive Stock Options. Incentive Stock Options will consist of Stock Options, qualifying as "incentive stock options" under the requirements of Section 422 of the Code, to purchase Common Shares at purchase prices of not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of the termination of an optionee's employment for any reason other than Disability, Death or for Cause, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier to occur of the end of the original term of the Incentive Stock Option or three (3) months after the date of such termination of employment. In the event that an optionee is Terminated for Cause, the right of the optionee to exercise an Incentive Stock Option shall terminate immediately upon the termination of employment. In the event of the termination of an optionee's employment due to Disability, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier to occur of the end of the original term of the Incentive Stock Option or one (1) year after the date of termination of employment. If an optionee should die while employed, the right of the optionee's successor in interest to exercise an Incentive Stock Option granted to the optionee shall terminate upon the earlier to occur of the end of the original term of the Incentive Stock Option or one year after optionee's last date of employment. If an optionee should die within three (3) months after termination of employment due to Retirement, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate three (3) months after the date of termination of employment as a result of such Retirement, but not later than the end of the original term of the Incentive Stock Option. If an optionee should die within one (1) year after termination of employment due to Disability, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier to occur of one (1) year after the date of termination of employment or the end of the original term of the Incentive Stock Option. For purposes of this
Section 6, if an optionee terminates his or her employment voluntarily, the date of termination of employment shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment; in all other cases, the date of termination of employment shall be the last day of employment.

              The aggregate fair market value (determined as of the time the Stock Option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries and Parents of the Company) shall not exceed $100,000. An Incentive Stock Option granted to a Participant under the Plan may be exercised only after six (6) months from its grant date. Anything contained herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, unless the option exercise price is not less than 110% of the Fair Market Value of the Common Shares subject to the Incentive Stock Option on the date of grant and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the date it is granted.

              7. Non-Qualified Stock Options. Non-Qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Non-Qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of the termination of an optionee's employment for any reason other than Retirement, Disability, Death or for Cause, the right of the optionee to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of the end of the original term of the Non-Qualified Stock Option or three (3) months after the date of such termination of employment. If an optionee is Terminated for Cause, the right of the optionee to exercise a Non-Qualified Stock Option shall terminate immediately upon the termination of employment. In the event of the termination of an optionee's employment due to Retirement or Disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of the end of the original term of the Non-Qualified Stock Option or one (1) year after the date of termination of employment as a result of such Retirement, Disability or death. If an optionee should die within one (1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier of one (1) year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Non-Qualified Stock Option. For purposes of this Section 7, if an optionee terminates his or her employment voluntarily, the date of termination of employment shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment; in all other cases, the date of termination of employment shall be the last day of employment. A Non-Qualified Stock Option granted to a Participant under the Plan may be exercised only after six (6) months from its grant date.

              8. Performance Share Awards. The Committee may grant awards under which payment may be made in Common Shares, cash or any combination of Common Shares and cash if the performance of the Company or any Subsidiary selected by the Committee during the Performance Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                   (a) Performance Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Performance Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company or Subsidiary during the Performance Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income or any other financial or other measure established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

                   (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Common Shares and referred to as "Performance Shares." After the completion of a Performance Period, the performance of the Company or Subsidiary shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in Common Shares, cash or a combination of Common Shares and cash. Any cash payment shall be based on the Fair Market Value of the underlying Common Shares on, or as soon as practicable prior to, the date of payment.

                   (c) Revision of Performance Goals. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company or Subsidiary and which in the judgment of the Company make the application of the Performance Goals unfair unless a revision is made.

                   (d) Requirement of Employment. A Participant who receives a Performance Share Award must remain in the employment of the Company or Subsidiary until the completion of the Performance Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

              9. Nontransferability. Each Stock Option and each Performance Share Award granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.

              10. Other Provisions. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options in installments, provisions for the payment of the option exercise price of Common Shares under a Stock Option by delivery of other Common Shares of the Company having a then Fair Market Value equal to the option exercise price of such Common Shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan. If the Committee does not specify another exercise schedule at the time of grant, the number of Common Shares under each Stock Option which may be purchased in any one year ending on an anniversary date of the grant of the Stock Option shall be the total number of Common Shares subject to the Stock Option divided by the number of years constituting the term of the Stock Option; provided, however, that if an optionee does not purchase in any one option year the full number of Common Shares to which he or she is then entitled, the optionee may purchase those Common Shares in any subsequent year during the term of the Stock Option.

            The Committee may, in its discretion, permit payment of the option exercise price of Common Shares under Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

              The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-Qualified Stock Option; or (b) the receipt or exercise of any other Award; by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Award or (iii) to deliver other previously acquired Common Shares of the Company having a Fair Market Value approximately equal to the amount to be withheld.

              11. Term of the Plan and Amendment, Modification, Cancellation or Acceleration of Awards. No Award shall be granted under the Plan more than ten (10) years after the date of the adoption of the Plan by the Company's Board of Directors. The terms and conditions applicable to any Award granted prior to such date may at any time be amended, modified or cancelled, without stockholder approval, by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, so long as stockholder approval of such amendment, modification or cancellation is not required under Rule 16b-3 under the Exchange Act or any applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any applicable requirements for issuers whose securities are traded in the NASDAQ National Market System or any applicable requirements of the Code. The Committee may, at any time and in its sole discretion, declare any or all Stock Options then outstanding under this Plan to be exercisable, whether or not such Stock Options are then otherwise exercisable.

             12. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or Common Shares deliverable under the Plan after giving the person entitled to receive such amount or Common Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

              13.  Definitions.

                   (a) Award. The term "Award" means an award or grant of a Stock Option or Performance Share made to a Participant under Section 6, 7 or 8 of the Plan.

                   (b) Change in Control. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

                        (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Shares;

                        (ii) The date the stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

                        (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period; provided, however, that any new director whose nomination for election by the Company's stockholders was approved, or who was appointed or elected to the Board by, the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period shall not be counted in determining whether there has been such a change in a majority of the Board.

                   (c) Code. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

                   (d) Committee. The "Committee" means the Committee of the Board of Directors of the Company constituted as provided in Section 2 hereof.

                   (e) Common Shares. "Common Shares" means the shares of Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

                   (f) Company. The "Company" means Bob Evans Farms, Inc., a Delaware corporation, or any successor corporation.

                   (g) Disability. The term "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders an optionee unable or incompetent to carry out the job responsibilities which such optionee held or the tasks to which such optionee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

                   (h) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or a successor statute.

                   (i) Fair Market Value. The "Fair Market Value" of the Company's Common Shares shall mean, on any given date, the last reported sales price of the Common Shares, as reported on the NASDAQ National Market System or on any securities exchange on which the Company's Common Shares may be listed on such date or, if there are no reported sales of Common Shares on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

                   (j) Incentive Stock Option. "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                   (k) Non-Qualified Stock Option. A "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 7 of the Plan that is not an Incentive Stock Option.

                   (l) Parent. The term "Parent of the Company" shall have the meaning set forth in 424(e) of the Code.

                   (m) Participant. The term "Participant" means a full-time employee of the Company or a Subsidiary who is granted an Award under the Plan.

                   (n) Performance Goals. The term "Performance Goals" shall have the meaning set forth in Section 8 of the Plan.

                   (o) Performance Period. The term "Performance Period" shall have the meaning set forth in Section 8 of the Plan.

                   (p) Performance Share Award. The term "Performance Share Award" shall have the meaning set forth in Section 8 of the Plan.

                   (q) Plan. The "Plan" means the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan, as set forth herein, and as it may be hereafter amended and from time to time in effect.

                   (r) Retirement. The term "Retirement" for all purposes of the Plan shall mean separation from employment with the Company and each of its Subsidiaries on or after the date the person both has attained age fifty-five (55) and is credited with at least ten (10) years of service.

                   (s) Stock Option. The term "Stock Option" means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

                   (t) Stock Option Awards. The term "Stock Option Awards" means any grant of a Stock Option to a Participant under the Plan.

                   (u) Subsidiary. The term "Subsidiary" for all purposes other than the Incentive Stock Option plan described in Section 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For purposes of the Incentive Stock Option plan described in Section 6, the term "Subsidiary" shall be defined as provided in Section 424(f) of the Code.

                   (v) Terminated for Cause. The term "Terminated for Cause" for purposes of the Plan shall mean termination on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, the conviction of a felony or intentional and repeated violations of the written policies or procedures of the Company or any Subsidiary.

              14.  Adjustment Provisions.

                   (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                   (b) In the event of any change in capitalization affecting the Common Shares, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, the Committee shall make proportionate adjustments to reflect such change with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award and the price per share in respect of outstanding Awards.

                   (c) The Committee also shall make such adjustments in the number of shares covered by, and the price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of assets of the Company to stockholders.

                   (d) Subject to the six month holding requirements of Sections 6 and 7 but notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, all Stock Options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable.

              15. Amendment and Termination of Plan. The Committee, with the approval of the Board of Directors of the Company, may amend the Plan from time to time or terminate the Plan at any time without the approval of the stockholders of the Company except as such stockholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market System. No such action to amend or terminate the Plan shall reduce the then existing amount of any Participant's Award or adversely change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall result in any Committee member's losing his or her status as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan losing its status as a plan satisfying the requirements of said Rule 16b-3.

              16. No Right to Employment. Neither the adoption of the Plan nor the granting of any Awards hereunder shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

              17. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary.

              18. Other Company Award and Compensation Plans. Payments and other Awards received by a Participant under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of awards under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

              19. Securities Law Restrictions. No Common Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other require-ments of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or traded, the NASDAQ National Market System or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

              20. Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

              21. Cost of the Plan. The costs and expenses of administering the Plan shall be borne by the Company.

              22. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

              23. Stockholder Approval. The Plan was adopted by the Board of Directors of the Company on April 15, 1994. The Plan and any Award granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.


                           BOB EVANS FARMS, INC.

   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 1994

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned holder(s) of shares of Common Stock of Bob Evans Farms, Inc. (the "Company") hereby appoints Daniel E. Evans and Donald J. Radkoski, and each of them, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Shelter House, Bob Evans Farms, at Rio Grande, Ohio, on Monday, August 8, 1994, at 4:00 p.m., Eastern Daylight Time, and any adjournment or adjournments thereof, and to vote all of the shares of Common Stock which the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof:


         1. To elect three Class II Directors to serve for terms of three years each:


                 Larry C. Corbin; Stewart K. Owens; Robert E. H. Rabold


              ____ Vote for all nominees  ____ Vote withheld for all nominees

              ____ Vote for all nominees except ________________________________


         2.   To approve the Bob Evans Farms, Inc. 1994 Long Term Incentive
              Plan:


              ____ For      ____ Against     ____ Abstain


        3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or adjournments thereof.



(THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

             WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND "FOR" PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE DIRECTORS MAY RECOMMEND.


              The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated July 1, 1994, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended April 29, 1994. Any proxy heretofore given to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders is hereby revoked.


                                  Date______________________________________


                                  __________________________________________


                                  __________________________________________
                                  Stockholder sign name exactly as it is
                                  stenciled hereon.


                             NOTE: Please fill in, sign and return this proxy in the enclosed envelope.
                                       When signing as Attorney, Executor,
                                       Administrator, Trustee or Guardian,
                                       please give full title as such.  If
                                       signer is a corporation, please sign
                                       the full corporate name by autho-
                                       rized officer.  Joint Owners should
                                       sign individually.  (Please note any
                                       change of address on this proxy.)






      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           BOB EVANS FARMS, INC.